SCOPUS NETWORK
TECHNOLOGIES LTD.

THE 2001 AMENDED AND RESTATED
SHARE OPTION PLAN

1.     Purposes of the Plan.

The purpose of this Share Option Plan (the “Plan”)is to advance the interests of Scopus Networks Technologies Ltd. (the “Company”)and its shareholders by attracting and retaining the best available personnel for positions of substantial responsibility, providing additional incentive to employees, directors and service providers and promoting a close identity of interests between those individuals and the Company.

2.    Definitions. As used herein, the following definitions shall apply:

(a)	“Administrator”means the Board or the Committee, as shall be administering the Plan, in accordance with Section 3 hereof.

(b)	“Board”means the Board of Directors of the Company.

(c)
“Code” means the United States Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections or rules as they may from time to time be amended or renumbered.

(d)	“Committee”means the Company’s compensation committee, appointed by the Board in accordance with Section 3 hereof.

(e)	“Ordinary Shares” means the Company’s Ordinary Shares, par value NISO.50 per share, of the Company, as such Ordinary Shares may be adjusted pursuant to Section 10 of the Plan.

(f)	“Director”means a member of the Board.

(g)	“Employee,”means any person, including an officer or Director, employed by the Company or any Related Entity.

Such employment shall not be considered interrupted in the case of (i) any temporary leave of absence approved by the Company or any Related Entity, or (ii) transfers between the Company and any Related Entity and vice versa.

(h)	“Fair Market Value”means, as of any date, the value of a Share determined as follows:

(i)
If the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, their Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal orsuch other source as the Administrator deems reliable;

(ii)
If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, their Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination; or

(iii)	In the absence of an established market for the Shares, as described in this subsection (h), the Fair Market Value thereof shall be determined in good faith by the Administrator.

(i)	“Incentive Stock Option”means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(j)	“Nonstatutory Stock Option”means an Option not intended to qualify as an Incentive Stock Option.

(k)	“Option”means an option to purchase Shares pursuant to an Option Agreement granted under this Plan.

(l)
“Option Agreement”means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant, including any amendments thereto. The Option Agreement is subject to the terms and conditions of the Plan.

(m)	“Optionee” means the holder of an outstanding Option granted under the Plan.

(n)	“Parent”means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(o)
“Related Entity”means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership and/or interest, directly or indirectly.

(p)
“Service Providers”means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render services (e.g., consulting services, advisory services or any other services, including suppliers) to the Company or such Related Entity.

(q)	“Share” means an Ordinary Share of the Company.

(r)	“Subsidiary”means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.     Administration of the Plan.

(a)	Plan Administrator. The Plan shall be administered by the Board or the Committee appointed by the Board, which Committee shall be constituted to comply with applicable laws.

(b)
Subject to the provisions of any applicable law, every right, power or authority vested in the Board pursuant to the Plan is exercisable by the Committee. The Board shall automatically have a residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason whatsoever or in any event the Committee is not authorized by any applicable law to perform any act or to take any decision in connection with the Plan.

(c)	Administrator’s Procedures. The Administrator may adopt such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate.

(d)
Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee (subject to applicable laws), and subject to the approval of any relevant authorities, the Administrator shall have the authority, in its discretion:

(i)	to construe and interpret the terms of the Plan and any Options, including without limitations, any notice of Option or Option Agreement, granted pursuant to the Plan;

(ii)	to designate the Employees, Directors or Service Providers to whom Options may from time to time be granted hereunder;

(iii)	to determine the number of Shares to be covered by each such Option granted hereunder;

(iv)	to prescribe forms of agreement for use under the Plan;

(v)	to determine the terms and conditions of any Option granted hereunder;

(vi)	to determine the exercise price of any Option granted hereunder;

(vii)	to determine the Fair Market Value of Shares, subject to subsection 2(h);

(viii)
to prescribe, amend and rescind rules, terms and regulations relating to the Plan, provided that any such prescribing, amendment or rescindent that would adversly effect the Optionee’s rights under an Option shall not be made without the Optionee’s written consent;

(ix)
subject to applicable laws, to allow Optionees to satisfy withholding tax obligations by electing to have the Company, if permitted under applicable laws, withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(x)	to take all other action and make all other determinations necessary for the administration of the Plan, as the Administrator deems fit.

(e)	Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees unless otherwise -determined by the Board.

(f)
Option Agreements. Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement. Each Option Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms of the Plan, and any other terms, not inconsistent with the Plan, as may be imposed by the Administrator.

(g)	Liability. No member of the Board or of the Committee shall be held liable for any act or determination made in good faith with respect to the Plan or any Option granted thereunder.

4.     Eligibility.

(a)
Subject to the provisions of the Plan, the Administrator may at any time, and from time to time, grant Options under the Plan. Options granted under this Plan may or may not contain such terms as will qualify the Options as Incentive Stock Options (“ISOs”) or as Nonstatutory Stock Options (“NSOs”). Options granted under this Plan may or may not contain such terms as will qualify the Options as qualified options under applicable laws of any country or jurisdiction where Options are granted under the Plan (“Qualified Options”).

(b)
All Employees, Directors or Service Providers of the Company or a Related Entity of the Company, shall be eligible to receive Options under the Plan; provided, however, that Options qualifying as ISOs shall be granted only to Employees of the Company or a parent or subsidiary of the Company. Employee, Director or Service Provider who has been granted an Option may, if otherwise eligible, to be granted additional Options.

(c)	No Employees, Directors or Service Providers of the Company shall, at any time, have a vested right to receive an Option under the Plan.

(d)
Neither the Plan nor the Option Agreements between the Company and any Optionee shall be construed to impose any obligation on the Company or a Related Entity thereof, to continue any Optionee’s employment or engagement (as the case may be) with it, and nothing in the Plan or in any Options granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or engagement (as the case may be) with the Company or a Related Entity thereof or restrict the right of the Company or a Related Entity thereof to terminate such employment or engagement at any time, with or without cause.

5.     Shares Subject to the Plan.

Subject to the provisions of Section 10 hereof, the maximum aggregate number of Shares which may be received upon the exercise of Options under the Plan is _______ Shares (the “Reserved Shares”).Shares distributed pursuant to the Plan may consist of authorized but unissued Shares. Any such Reserved Shares, may cease to be reserved for the purpose of the Plan, at the Board’s decision, but until termination of the Plan, the Company shall at all times reserve sufficient number of Reserved Shares to meet the requirements of the Plan.

If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for grant or sale under the Plan (unless the Plan has been terminated), provided, however, that Shares that have actually been issued under the Plan shall not be again available for future distribution under the Plan.

6.     Term of Option.

The term of an Option shall expire on such date or dates as the Administrator shall determine at the time of the grant of the Option; provided, however, that the term of an Option shall not exceed ten (10) years from the date of grant thereof.

7.     Option Exercise Price and Consideration.

(a)
The exercise price of an Option shall be determined by the Administrator on the date of grant of such Option in accordance with applicable laws and the guidelines as shall be outlined by the Board from time to time, but shall be subject to the following:

(i)
In the case of an ISOs, the exercise price shall be not less than the Fair Market Value per Share on the date the Option is granted; provided, however, that if an ISO is granted to an employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date the Option is granted.

(ii)
In the case of an NSOs, the exercise price shall be not less than eighty five (85%) of the Fair Market Value per Share on the date the Option is granted; provided, however, that if an NSO is granted to an employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary, the exercise price shall be no less than 110% of the Fair Market Value of the Company shares on the date the Option is granted.

(b)
The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (1) cash, (2) check, (3) deduction from the following salary (in case of an Employee) or the following payment (in all other cases), or (4) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(c)	The proceeds received by the Company from the issuance of Shares subject to the Options will be added to the general funds of the Company and used for its corporate purposes.

8.     Exercise of Option; Right as a Shareholder;

(i)
Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement, Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

(ii)
An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by applicable laws, the Option Agreement and the Plan.

(iii)
Shares issued upon exercise of an Option shall be issued in the name of the Optionee provided that Shares issued upon exercise of a Qualified Option, may be issued in the name of the Trustee for the benefit of the Optionee. Prior to exercise and until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, an Optionee, as such, shall have no right to vote or receive dividends or any other rights of a shareholder of the Company.

(iv)
Upon their issuance, the Shares shall carry equal voting rights on all matters, except as set forth in Section 8(h) below, where such vote is permitted by applicable law. Upon the signing of an Option Agreement, the Optionee shall sign an irrevocable proxy to the Trustee (in case the Option is issued in the name of the Trustee for the benefit of Optionee) or to the Company’s Chief financial Officer (CFO) (in all other cases), in respect of voting rights relating to the Options and/or the Shares. Such proxy shall be in effect until the earlier of: (i) The closing of an initial public offering of the Company’s shares; (ii) the consummation of a Corporate Transaction, as defined in Section 10(c) below; or (iii) Another date as determined by the Board, regarding all, or part of the Optionees. In the event that the Optionee wishes to sell the Shares held by it according to bona fide transaction (as determined by the Administrator) and such sale to a third party was consummated in compliance with the terms and conditions of this Plan, the Companies Articles of Association and applicable law, and after all applicable taxes were paid by the Optionee, then the proxy relating to such sold shares shall terminate, and the holder of such shares shall be entitled to vote such shares in such third party sole discretion. Shares held by a Trustee under the Plan shall be voted by the Trustee for the benefit of the Optionee in accordance with the terms of the proxy signed by the Optionee. Upon release of such Shares such Shares shall be voted by the Company’s CFO in accordance with the terms in the proxy. All other Shares issued by exercising Options granted under the Plan shall be voted by the Company’s CFO in accordance with the terms in the proxy. - If any law or regulation requires the Company to take any action with respect to the Shares specified in such notice before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action.

(v)
An Option may not be exercised unless, at the time the Optionee gives notice of exercise to the Company, the Optionee includes with such notice payment in cash or by bank check, or by deduction from the following salary (in case of an Employee) or the following payment (in all other cases), or by any combination of the foregoing methods of payment, of all withholding taxes due, if any, on account of its acquired Shares under the Option or gives other assurance satisfactory to the Administrator of the payment of those withholding taxes, as described in Section 7 above.

(vi)
Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(vii)
Notwithstanding anything to the contrary in this Option Plan, the Optionee shall vote in accordance with the majority of the Company’s shareholders in case the Company offers its securities to the public or consummates a Corporate Transaction (as defined in Section 10(c) below), and the Optionee shall sign any document, shall approve any resolution and shall take any further step required to that effect.

9. Termination of Employment or Engagement.

(a)
In the event of termination of Optionee’s employment or engagement with the Company or a Related Entity, all Options granted to that Optionee, which are vested and exercisable at the time of such termination, may, unless earlier terminated in accordance with the Option Agreement, be exercised within six (6) months after the date of such termination. If, on the date of termination, the Optionee is not vested as to its entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan

For the purposes of this section termination of employment or engagement shall mean the date of actual cessation of employment or engagement with the Company or the Related Entity.

Notwithstanding Sections 9(a), (b), the Administrator shall be entitled to change the vesting schedules of an Option and to extend the vesting of any otherwise expired Option.

(b)
Notwithstanding anything to the contrary in subsection (a) above, in the event of termination of Optionee’s employment or engagement with the Company or the Related Entity by reason of death or disability (as determined by the Administrator specifically for each Optionee), all Options granted to such Optionee shall continue to vest and shall not expire consequently to such Optionee termination of employment with the Company. In such case, the Optionee, or if applicable, the Optionee’s legal guardian, the Optionee’s estate or a person who acquires the right to exercise the Option by bequest or inheritance, as the case may be, will continue to be deemed as an Employee, Director or Service Provider (as the case may be) of the Company for the purpose of this Plan and such Optionee’s rights according to the Plan will not be derogated due to the fact he or she is no longer an Employee, Director or Service Provider of the Company (apart from tax consequences, if applicable, the Optionee will solely bear).

(c)
Notwithstanding anything to the contrary in subsection (a) above, in the event of termination of Optionee’s employment, or engagement of the Optionee with the Company or a Related Entity for cause (as defined hereunder), all outstanding Options granted to such Optionee (whether vested or not) shall, to the extent not theretofore exercised, terminate on the date of such termination, unless otherwise determined by the Administrator.

For purposes of this Section, termination for “cause”shall mean discharged from the employ or engagement with the Company or a Related Entity for reasons of negligence in the discharge of Optionee’s duties, breach of fiduciary duty, willful cause of damage or loss to the Company or Related Entity in any fashion or similar cause, or any other breach of Optionee’s employment or engagement agreement (as the case may be) with the Company.

10.     Adjustments Upon Changes in Capitalization or Merger.

(a)
Changes in Capitalization. In the event of a shares split, shares dividend, recapitalization, combination or reclassification of the Shares, rights issues, increase or decrease in the number of issued Shares without receipt of consideration by the Company (but not the conversion of any convertible securities of the Company) or any other like events, then the Administrator in its sole discretion shall make an appropriate adjustment as to maintain the proportionate number of Shares related to each outstanding Option and the number of Shares reserved for issuance under the Plan, as well as the exercise price per Share of each outstanding Option. Such adjustment made by the Administrator shall be final, conclusive and binding. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

(b)
Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, all Options will terminate immediately prior to the consummation of such proposed action or liquidation. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed dissolution or liquidation.

Notwithstanding anything to the contrary, the Administrator in its sole discretion shall be entitled to determine that any or all unvested Options, at the time fourteen (14) days prior to the dissolution or liquidation of the Company shall automatically become fully or partially vested and exercisable.

For the purpose of this Plan, the beginning of a dissolution or liquidation procedure shall be considered as: (i) in case of a dissolution or liquidation by court - the date of the dissolution or liquidation order, or (ii) in case of a voluntary dissolution or liquidation - the date of the resolution of dissolution by the Company.

(c)	Change in Control. In the event of a change in ownership or control of the Company effected through any of the following transactions:

(i)	a merger, consolidation, reorganization of the Company or a similar business combination, in which the Company is not the surviving entity (“Merger”);

(ii)
the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership of securities possessing substantially all the voting power of the Company’s outstanding securities; and

(iii)	the sale, transfer or other disposition of all or substantially all of the Company’s assets (“Sale of all of the company’s assets”);

(subsections 10(c)(i), 10(c)(ii) and 10(c)(iii) shall be referred to as “Corporate Transaction”)

the Company shall make its best reasonable commercial efforts in order to substitute all outstanding Options, on an equitable basis (as determined solely by the Administrator) with equivalent options or other securities in the successor company or a parent of the successor company. However, if it is not possible (for any reason whatsoever) to substitute the outstanding Options, as mentioned above, as well as in the case of the closing of an IPO, then the Optionees may exercise all vested Options by no later than fourteen (14) days prior to the consummation of such Corporate Transaction (unless provided otherwise by the Administrator). In such case the Optionees will have to sell all Shares they hold (in person or by the Trustee) under the same terms as set forth in such Corporate Transaction. Unless determined otherwise by the Administrator, any Options that are not exercised by the Optioncees at least seven (7) days before the effective date of the Corporate Transaction shall automatically expire and become void.

For the avoidance of doubt, the Administrator in its sole discretion shall be entitled to determine that any or all unvested Options, at the time fourteen (14) days prior to the consummation of a Corporate Transaction or an IPO, shall automatically become fully or partially vested and exercisable, and then the same terms which apply to vested Options, as described in this subsection, shall apply, mutatis mutandis.

For purposes of this paragraph, the Option shall be considered assumed or substituted if, following the Corporate Transaction, the Option receives the right to purchase or receive, for each optioned Share, the consideration (whether shares, cash, or other securities or property) received in the Corporate Transaction by holders of Shares of the Company on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration is not solely shares of the common stock (or their equivalent) of the successor company or its parent, the Administrator may, with the consent of the successor company, provide for each Optionee to receive solely shares of the common stock (or their equivalent) of the successor company or its parent equal in fair market value to the per Share consideration received by holders of Shares in the Corporate Transaction.

11.   Rights and Obligations attached to the Shares.

Notwithstanding anything to the contrary in the Articles of Association of the Company, as amended from time to time, until the initial public offering of the Company’s shares on a recognized stock exchange, the sale or the transfer of the Shares issued under this Plan and following the Exercise of The Option, shall be subject to right of first refusal, co-sale rights and other rights, of the existing shareholders of the Company according to their proportional share at such time, as set forth in the Articles of Association of the Company, as amended from time to time, and subject to other restrictions as may be imposed by the Administrator.

Notwithstanding anything to the contrary in the Articles of Association of the Company, in respect of the Shares, none of the Optionees shall have: (i) pre-emptive rights in relation to issuance of new securities in the Company; (ii) rights of first refusal in relation with any sale of shares of the Company; and (iii) co-sale rights in relation with any sale of shares of the Company;

12.    Amendment and Termination of the Plan.

(a)
Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan; provided, however, that such amendment, alternation, suspension or termination shall comply with applicable laws, may not change the terms and conditions of Options that have been already granted prior to such amendment, alternation, suspension or termination, subject to Subsection 12(c) below, and to the extent such consent is necessary the consent of the Trustee.

(b)
Shareholder Approval. The Board shall obtain shareholder approval of any Plan amendment to the extent necessary or desirable to comply with applicable laws and with the Company’s Articles of Association.

(c)
Effect of Amendment or Termination. Notwithstanding subsection 12(a) above, no amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

13.	Conditions Upon Issuance of Shares.

(a)
Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option, the method of payment and the issuance and delivery of such Shares shall comply with applicable laws and if the Administrator deems fit, shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)
Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

14.    Inability to Obtain Authority.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.    Non-Transferability of Options.

Except as set forth in Section 9(b) hereof, Options, whether fully paid or not, may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

16.   Multiple Agreements.

The terms of each Option may differ from other Options granted under the Plan at the same time or at any other time. The Administrator may also grant more than one Option to a given Optionee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.

17.   Effective Date and Term of Plan.

The Plan shall become effective upon its adoption by the Board and shall continue in effect for a term of ten (10) years after the earlier of its adoption, unless sooner terminated in accordance with the Plan.

18.    Governing Law.

This Plan shall be governed by and construed and enforced in accordance with the laws of the state of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matter pertaining to this Option Plan.

19.    Appointment of Trustee.

(i)
The Administrator, in its sole discretion, shall be entitled to elect and appoint the Trustee for this Plan (the “Trustee”). Upon such appointment a trust agreement, which comply with the relevant and applicable laws, will be signed between the Trustee and the Company

(ii)
In the event that the Trustee has been appointed, any or all Options granted to Employees according to this Plan may be issued to the Trustee and registered in the Trustee’s name for the benefit of that Employees, in the Administrator’s sole discretion.

(iii)
In the event that the Company issues any Options to the Trustee, the Administrator shall determine whether, in order to ensure that the Plan should qualify under the laws of any country or jurisdiction where Options are granted under the Plan, the exercise of any Options or the sale or transfer of the Options or the underlying Shares shall be restricted for a certain period of time as required under the relevant laws.

(iv)	The Trustee shall be exempt from any liability in respect of any action or decision duly taken in its capacity as Trustee.

20.    Tax Consequences.

Any tax consequences (pursuant to any Israeli or any foreign law) arising from the grant or exercise of any Option or from the payment for Shares or from any other event or act (whether of the Optionee or of the Company or a Related Entity or of its Trustee) hereunder, shall be borne solely by the Optionee. The Company and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, such Optionee shall agree to indemnify the Company and/or the Related Entity that employs and/or engaged with the Optionee (as the case may be) and/or the Trustee and/or the Administrator and/or the Company’s shareholders and/or directors and/or officers if applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee. Except as otherwise required by law, the Company shall not be obligated to honor the exercise of any Option by or on behalf of an Optionee until all tax consequences (if any) arising from the exercise of such Options are resolved in a manner reasonably acceptable to the Company.

21.    Rules Particular to Specific Countries.

(i)
Notwithstanding anything herein to the contrary, the terms and conditions of the Plan may be amended with respect to particular types of Participants as determined by the Board (e.g. - Israeli employees) by an addendum to the Plan (the “Appendix”).

(ii)	The Company may adopt one or more Appendixes. Each Appendix shall be approved by the Board and as required or advisable under applicable law.

(iii)	The terms of an Appendix shall govern only with respect to the types of Participants specified in such Appendix.

(iv)
In the case that the terms and conditions set forth in an Appendix conflict with any provisions of the Plan, the provisions of the Appendix shall govern with respect to Participants that are subject to such Appendix, provided, however, that such Appendix shall not be construed to grant the Participants rights not consistent with the terms of the Plan, unless specifically provided for in such Appendix.

Appendix A: Terms of grant of options to Israeli employees

Appendix A

Terms of grant of Options to Israeli employees

1.	Purpose of the Appendix

1.1.
This Appendix (the “Appendix”)is made as part of the Plan (as defined herein. All terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.) and pursuant to the provisions of Section 102 of the Income Tax Ordinance as amended under Amendment number 132 and thereafter (both as defined herein).

1.2.	This Appendix governs grants of Options to Israeli Employees, either by a Trustee, or without a Trustee.

2.	Definitions

As used herein, the following definitions shall apply:

2.1.	“Capital Gain Method”means choosing the alternative of capital gain method under Section 102.

2.2.
“Eligible Participant”means any employee as such term is defined in Section 102. Without derogating from the foregoing Eligible Participant shall include any employee or Office Holder (as such term is defined in the Companies Law) of the Company or any Subsidiary except for such persons that are deemed to be Controlling Shareholder (‘Ba’al Shlita’) under Section 32 to the Income Tax Ordinance.

2.3.	“Income Tax Authorities”means the Israeli income tax authorities that are authorized to give approvals in relation with this Appendix and Options granted to Eligible Participants.

2.4.	“Income Tax Ordinance” - the Israeli Income Tax Ordinance (New Version) 1961, as amended from time to time.

2.5.	“Labor Income Method”means choosing the alternative of labor income method under Section 102.

2.6.	“Participant”means any Eligible Participant who is granted with Options.

2.7.	“Plan”means the Scopus Network Technologies 2001 Share Option Plan to which this Appendix is attached.

2.8.
“Realization Event”means, with respect to each Option granted to a certain Participant, the earlier to occur of: (I) transfer of Securities from the Trustee to such Participant; or (II) the sale of Shares by the Trustee; or (III) one day before such Participant is no longer an Israeli resident (as provided for in Section 100A to the Income Tax Ordinance).

2.9.
“Release Term”means, in the case of Capital Gains Method, a period ending twenty four (24) months after the end of the year in which certain Options were granted to the Trustee for the benefit of a certain Participant. In the case of Labor Income Method ‘Release Term’ shall mean a period ending twelve (12) months after the end of the year in which certain Options were granted to the Trustee for the benefit of the Participant.

2.10.
“Section 102”means Section 102 to the Income Tax Ordinance as amended under Amendment number 132 to the Income Tax Ordinance and as further amended from time to time, and/or as superseded and any rules regulations or instructions promulgated or enacted under such Section 102.

2.11.	“Securities”shall mean Options subject to a certain Option Grant and Shares received subsequent exercise of such Options.

2.12.	“Tax Method”means either Capital Gains Method or Labor Income Method.

2.13.	“Trust”means a trust, maintained under the Trust Agreement entered into between the Company and the Trustee for administration of grant of Options under Section 102.

2.14.	“Trust Agreement”means the agreement between the Company and the Trustee as may be in effect from time to time specifying the duties and authorities of the Trustee.

2.15.	“Trust Assets”means all Securities and other assets held in Trust for the benefit of the Participants pursuant to this Appendix and the Trust Agreement.

2.16.
“Trustee”Notwithstanding to the definition in the Plan, means The Trust Company of Bank Hamizrachi (and any successor Trustee) who was, or shall be appointed by the Board of Directors of the Company and approved by the Income Tax Authorities to hold the Trust Assets.

3.	Provisions of the Appendix shall govern

The provisions of the Appendix shall supersede and govern in the case of any inconsistency or conflict arising between the provisions of the Appendix and the provisions of the Plan, provided, however, that the Appendix shall not be construed to grant Participant rights not consistent with the terms of the Plan, unless specifically provided herein.

4.    Selection of Tax Method - Capital Gains Method

The Company chooses the Capital Gain Method (‘Maslul Revach Hon’). This choice may be changed in the future, by a Board resolution, provided, however, that the change in selection is permissible under the provisions of Section 102.

5.    Holding of Securities by the Trustee

5.1.
All Securities shall be issued to the Trustee to be held in the Trust for the benefit of the relevant Participants. All certificates representing Securities issued to the Trustee under the Appendix shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Options or Shares are released from the Trust as herein provided.

5.2.
After the Release Term is over, a Participant shall be entitled to instruct the Trustee to transfer the Shares held for such Participant’s benefit to such Participant, provided, however, that the Trustee confirms that all applicable tax as set in Section 102 was actually paid and the Trustee holds a confirmation to that effect from Income Tax Authorities.

5.3.
In the case that the Company distributes dividends, then the amount of dividends with respect of Shares held in Trust shall be paid to the Participants that are the beneficial holders of such Shares, subject to deduction at source of the applicable tax.

6.	Provisions governing the Appendix and Plan

Notwithstanding anything to the contrary in the Plan or elsewhere in the Appendix:

6.1.	The Plan shall have one, sole, Trustee.

6.2.	The Appendix shall be subject to one Tax Method, unless the provisions of Section 102 allow otherwise.

6.3.	The Participants shall not be entitled to cause a Realization Event to occur unless the Release Term is fulfilled.

6.4.
All rights or benefits that are received subsequent to the grant or exercise of the Options or the Shares underlying such Options (including and not limited to bonus shares) shall be deposited with the Trustee until the end of the Release Term, and all such rights and benefits shall be subject to the Tax Method selected by the Company.

7.    Effectiveness of the Appendix

The Appendix shall become effective, and Options may be granted hereunder only after receipt the required approvals under Section 1.02 from the Income Tax Authorities.

8.    Additional limitations

8.1.
The Company shall not issue Options to a Participant unless such Participant confirmed in writing that they are aware of the provisions of Section 102 and the applicable Tax Method, and agreed in writing to the terms of the Trust Agreement, and that they shall not cause a Realization Event to occur before the Release Term is over. The form for the above confirmation shall be determined by the Administrator, and shall be attached to the Appendix as Schedule A.

8.2.
The Trustee shall not release any shares held by it in accordance with the terms of the Appendix, until the earlier to occur of: (i) An IPO; (ii) Other event, as shall be determined by the Administrator, regarding all, or any part of the Participants; (iii) In the event that a certain Participant wishes to sell the shares held for his or her benefit by the Trustee, according to a bona fide transaction.

8.3.
The grant of each Option is conditioned upon the Participant agreeing irrevocably to discharge the Trustee, the Company and any other office holder, employee or agent thereof from any liability with respect of any action or decision duly taken and bona fide executed in relation with the Plan, or relating to any Option or Shares.

9.	Grant of Options not by a Trustee

Notwithstanding the above, the Company shall be entitled to allocate Options not according to the Tax Methods, but by direct grant to Participants, provided, however, that the requirements of Section 102 are met.

OPTION AGREEMENT
Under Section 102
(the “Agreement”)

Made as of the 27 day of October, 2005

by and between

SCOPUS VIDEO NETWORKS LTD.

an Israeli Company Reg. No. 51-188910-7
located at 10 Ha’amal Street,
Park Afek, Rosh Ha’ayin, Israel
(the “Company”)

and

I.D no. ____________
Of ____________
(“the Optionee”)

PREAMBLE

Whereas
The Company has adopted its Amended and Restated 2001 Share Option Plan together with its appendices (especially Appendix A thereto), a copy of which is attached herein as Exhibit A, forming an integral part hereof (the “Option Plan” or the “Plan”); and

Whereas
The Option Plan is made to qualify as an Employee Stock Option Plan within the meaning of Section 102 of the Israeli Income Tax Ordinance (New Version) 1961 as amended under Amendment number 132 and thereafter (the “Income Tax Ordinance”) and any regulations, rules, orders or procedures promulgated thereunder and/or any pre-ruling made by the Income Tax Commissioner on the Plan, subject to modifications as shall be required by the Income Tax Commissioner (Section 102 of the Income Tax Ordinance and the regulations, rules, orders of procedures promulgated thereunder or any successor section, regulation, rule, order or procedure thereof and/or any pre-ruling shall be referred herein collectively as: “Section 102”); and

Whereas
The Company has offered the Optionee to take part in the Option Plan by allocating it, Options under the Option Plan to purchase shares of the Company, and the Optionee agrees to take part in the Option Plan and to the allocation of the abovementioned Options, all according to the terms and subject to the conditions in the Plan and as hereinafter provided.

NOW, THEREFORE, it is agreed as follows:

1.	PREAMBLE AND DEFINITIONS

1.1.	The Preamble to this Agreement and the Exhibits attached herein constitute an integral part thereof.

1.2.	Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Option Plan.

2.	ALLOCATION OF OPTIONS

2.1.
The Company hereby allocates the Number of Options as specified in Exhibit B hereto (the “Number of Options”), each Option exercisable to one Ordinary Share 0.50 NIS (New Israeli Shekel) par value in the share capital of the Company, at the Exercise Price per Option set forth in Exhibit B, according to the terms and subject to the conditions hereinafter provided. The Options will be issued to the Trustee, as defined hereunder, for the benefit of the Optionee.

2.2.
The Optionee is aware that: (i) the Company intends to issue additional shares and options in the future to various entities and individuals, as the Company in its sole discretion shall determine; and (ii) the Company may increase its share capital by new securities in such amount as it finds expedient; and the Optionee hereby waives any claim it might or may have regarding such issuance or increase.

2.3.
The Optionee further represents, it is familiar with the Company’s business and financial condition, and has acquired sufficient information regarding the Company in order to reach an informed and knowledgeable decision to participate in the Option Plan and to be allocated with the Options.

3.	THE TRUSTEE

3.1.
The Number of Options and/or any shares (as defined below) issued upon exercise of such Options and/or other shares received as a result of any realization of rights pursuant to the Option Plan, shall be issued to the Trust Company of Tamir Fishman, which is (or shall be) approved as a trustee in accordance with the provisions of Section 102 (the “Trustee”), and held for the benefit of the Optionee for the Release Term applicable under the Tax Method selected by the Company pursuant to Section 102 (twenty four (24) months after the end of the year in which the Options were granted, under the Capital Gain Method, as of today).

3.2.
Upon termination of the Release Term, the Optionee shall be entitled to receive from the Trustee the Shares acquired following exercise of Options , subject to the provisions of the Plan, including those concerning the continued employment of Optionee with the Company or a Related Entity, and Optionee shall be entitled to exercise the Options and sell the Shares thereby obtained subject to the other terms and conditions of this Agreement and the Plan, including the provisions relating to the payment of tax set forth below.

3.3.
Notwithstanding anything to the contrary, the Trustee shall not release any Options which were not already exercised into Shares by the Optionee or release any Shares issued upon exercise of Options prior to the full payment of the Optionee’s tax liabilities arising from Options which were granted to it and/or any Shares issued upon exercise of such Options.

3.4.
Any voting rights attached to shares issued upon the exercise of any Options granted under the Option Plan and held by the Trustee shall only be exercised in accordance with this Agreement and the provisions of the Option Plan.

3.5.
The Optionee hereby irrevocably exempts the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Option Plan, this Agreement or any Options or Shares granted to the Optionee thereunder.

4.	EXERCISE OF OPTIONS

4.1.	Right to Exercise.

The Options shall vest in accordance with the Vesting Schedule set forth in Exhibit B hereto, and with the applicable provisions of the Plan and this Option Agreement.

4.2.	Exercise Period.

All Options, whether vested or unvested, shall expire and be void Ten (10) years from the Date of Grant specified in Exhibit B or a shorter period if determined under Term/Expiration Date in Exhibit B. The Optionee shall not have any claim towards the Company with respect to such Options.

4.3.	Method of Exercise.

Options shall be exercised by the Optionee by giving written notice to the Company, in the form attached hereto as Exhibit C (the “Exercise Notice”), which exercise shall be effective upon receipt of such notice by the Company at its principal office.

4.4.
The Options that vest may be exercised in whole, at any time, or in part from time to time during the period mentioned in section 4.2 above, as long as the Optionee does not exercise less then 500 Options every time, unless less then 500 are remaining, in which case not less than all the remaining Options. The Options or any part thereof shall be deemed to be exercised upon receipt by the Company of such Exercise Notice accompanied by the aggregate Exercise Price, and adjusted according to this Agreement.

4.5.
Subject to section 10 to the Option Plan, the exercise of one option will result in one Ordinary Share of the Company 0.5 NIS par value (The Shares received by exercising Options shall be referred to as the “Shares”). Subject to the provisions of this Agreement and the Option Plan, the rights and obligations attached to such Shares will be as determined by the Articles of Association of the Company as amended from time to time. The Optionee is aware that the Shares may be subject to rights of first refusal, co-sale rights, and other rights, as determined in the Company’s Articles of Association.

4.6.
The Options may be exercised only to purchase whole Shares, and in no case may a fraction of a Share be purchased. If any fractional Shares would be deliverable upon exercise, such fraction shall be rounded up or down, to the nearest whole number. Half of a share will be rounded down.

4.7.	The Optionee agrees to sign any and all documents required in order to exercise the Options, or any part thereof, pursuant to the conditions set forth in this section 4.

4.8.
The Shares shall be issued to the Trustee and held by the Trustee in accordance with the provisions of Section 3 above. Subject to applicable law and the provisions of this Agreement, the Trustee will transfer the Shares to the Optionee upon demand but in no event earlier than the end of the Release Term. If any law or regulation requires the Company to take any action with respect to the Shares so demanded before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action. The Optionee hereby authorizes the Trustee to sign an agreement with the Company whereby Shares will not be transferred without deduction of taxes at source.

4.9.	Method of Payment.

Payment of the aggregate Exercise Price shall be made in NIS at the Representative Rate of Exchange for the U.S. dollar published by the Bank of Israel on the day prior to the date of actual payment, or if permissible by law the payment may also be made in U.S. Dollars, by any of the following, as shall be determined by the Administrator in its sole discretion: (1) cash, (2) check, (3) deduction from the following salary, or (4) any combination of the foregoing methods of payment.

4.10.	Rights of Optionee.

Notwithstanding anything to the contrary in the Company’s Articles of Association, in respect of the Shares, the Optionee shall not have: (i) pre-emptive rights in relation to issuance of new securities in the Company; (ii) a right of first refusal in relation with any sale of shares in the Company; (iii) co-sale rights in relation with any sale of shares of the Company.

4.11.	Voting Rights and Proxy.

Upon signing on this Agreement, the Optionee shall sign an irrevocable proxy to the Trustee, in the form attached hereto as Exhibit D, in respect of voting rights relating to the Shares, and the terms of Exhibit D and the Option Plan shall apply. The execution of this Agreement by the Optionee shall be deemed as his full consent to the foregoing and as waiver as to claiming otherwise.

4.12.	Notification to Trustee.

The Company will notify the Trustee of any exercise of the Option as set forth above. If such notification is delivered during the Release Term, the Shares issued upon the exercise of the Options shall be issued directly to the Trustee on behalf of Optionee, and shall be held by the Trustee in trust on behalf of Optionee. In the event that such notification is delivered after the Release Term, the Shares issued upon the exercise of the Option shall be transferred either to the Trustee or to Optionee directly, at the election of Optionee; provided, however that in the event the Optionee elects to receive the Shares directly to his possession, the transfer thereof shall be subject to the full payment of the tax liability by the Optionee.

4.13.	Investment Representations.

As a condition to the exercise of an Option, the Optionee agrees that the Administrator may require Optionee shall represent and warrant at the time of such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required

5.	THE RIGHTS AND OBLIGATIONS ATTACHED TO THE SHARES

5.1.
The Optionee shall not have any of the rights or privileges of shareholders of the Company in respect to any of the Shares (not held by a Trustee) unless and until, the registration of the Optionee as holder of such Shares in the Company’s register of members.

5.2.
The Optionee is aware and hereby irrevocably agrees that the exercise of the Options and any sale or disposal of the Shares are being subject to the following terms, restrictions and conditions as may be in effect on the time of the exercise of the Options: (i) any applicable law or regulation; (ii) any order or limitation set by any stock exchange in which the Company’s securities may be traded; and (iii) any limitation undertaken by the Company in respect of the shares of the Company, including limitations set forth by the Company’s underwriters.

5.3.
The Optionee hereby irrevocably agrees that once the Company offers its securities to the public and/or consummates a Corporate Transaction, the Optionee shall sign any document and will approve any resolution or restriction upon the Shares and will take any further step required to that effect, if its signature or approval or such restriction or modification or any other step will be needed, in order to help the Company stand in all the underwriters and stock exchange demands or in order to approve a Corporate Transaction agreement (as the case may be).

For the avoidance of doubt, it is hereby clarified that the Optionee shall vote in accordance with the majority of the Company’s shareholders in respect to such decisions as described in this Sub-Section.

5.4.
The Optionee acknowledges that once the Company’s shares will be traded in any public market, its right to sell its Shares may be subject to some limitations, as set forth by the Company’s underwriters. In such event, the Optionee will unconditionally agree to any such limitations.

5.5.
The Optionee agrees that until an IPO the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restrictions, as it may deem appropriate (which do not violate the Optionee’s rights according to this Agreement).

5.6.
For the avoidance of any doubt and notwithstanding anything contrary herein, any securities held by the Optionee shall be fully diluted by any issuance of the Company’s shares, options or any other securities made on or after the Date of Grant or of this Agreement whichever is the earliest.

6.	ASSIGNABILITY AND SALE OF OPTIONS AND THE SHARES

6.1.
No Option shall be assignable, transferable or given as collateral, and no right with respect to them shall be given to any third party whatsoever, and during the lifetime of the Optionee each and all of the Optionee’s rights to purchase Shares hereunder shall be exercisable only by the Optionee.

6.2.
As long as the Shares, or any part thereof, are held by the Trustee in favor of the Optionee, all rights the Optionee possesses over such Shares shall be personal, can not be transferred, assigned, pledged or mortgaged, other than by Will or laws of descent and distribution. Any such action made directly or oblique, for an immediate or future validation, shall be void.

6.3.	The Optionee shall not dispose of any Shares in transactions that violate, according to the Company’s sole discretion, any applicable rules and regulations, or the Company’s Articles of Association.

6.4.
Shares shall not be sold or transferred directly or indirectly to a competitor of the Company. The Administrator shall determine, in its sole discretion, whether a certain transfer of Shares is not allowed according to this Section.

6.5.
Any sale or transfer of Shares shall be subject to the terms of the Option Plan and this Agreement and to the approval of the Board, which shall not be unreasonably withheld, provided that the Optionee is not then in breach of any of its obligations to the Company. Furthermore such sale or transfer shall not occur prior to the earlier of: (i) The closing of an initial public offering of the Company’s shares; (ii) A Corporate Transaction; (iii) Another date as determined by the Board, regarding all, or part of the Options; (iv) In the event that the Optionee wishes to sell the Shares held by it according to bona fide transaction (as determined by the Administrator).

7.	GOVERNMENT REGULATIONS, OTHER RESTRICTIONS

7.1.
This Option Agreement, the Option Plan, the allocation and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, and any other act or obligation of the Company or the Trustee in connection with this Option Agreement are all subject to the Company’s Articles of Association, the provisions of Section 102 and all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company, a Related Entity and the Optionee.

7.2.
When applicable, the Optionee agrees not to sell, transfer or otherwise dispose of any of the shares so purchased by it except in compliance with the United States Securities Act of 1933, as amended, and the rules and regulation thereunder and/or any other relevant laws of Israel, the United States or any other jurisdiction, and the Optionee further agree that certificates evidencing any of such shares shall be appropriately legend to reflect such restriction. The Company does not obligate itself to register any shares under the United States Securities Act of 1933, as amended or any other Stock Exchange.

8.	CONTINUANCE OF EMPLOYMENT

Nothing in this Option Agreement (including Exhibits) shall be construed to impose any obligation on the Company or a Related Entity to continue the Optionee’s employment, to confer upon the Optionee any right to continue in the employ of the Company or a Related Entity, or to restrict the right of the Company or a Related Entity to terminate such employment at any time, with or without cause.

9.	GOVERNING LAW & JURISDICTION

This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Agreement.

10.	NO WAIVER

The failure of any party to enforce at any time any provisions of this Option Agreement shall not be construed to constitute a waiver of such provision or of any other provision hereof.

11.	BINDING EFFECT

This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereof.

12.	NOTICES

12.1.
Any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only by personal delivery or if sent by certified mail, postage prepaid, return receipt requested, overnight delivery service, or facsimile transmission (with confirmation of delivery) to the address set forth above, unless such address is changed by written notice.

12.2.
Except as otherwise set forth herein, any notice sent by mail shall be deemed given six days after deposit with the relevant post service; any notice sent by overnight delivery service shall be deemed given the first business day after deposited with the delivery service; and any notice sent by facsimile transmission, shall be deemed given when transmitted if sent during normal business hours or if not, on the next business day; and any notice given by personal delivery shall be deemed given on the date of delivery.

13.	ENTIRE AGREEMENT

This Agreement (including Exhibits) exclusively concludes all the terms of the Optionee’s Option Plan and, subject to the provisions of Section 16 of the Option Plan, annuls and supersedes any other agreement, arrangement or understanding, whether oral or in writing, relating to the grant of options to the Optionee. Any change of any kind to this Agreement will be valid only if made in writing, signed by both the Optionee and the Company’s authorized member, and approved by the Board.

14.	TAX CONSEQUENCES, INDEMNIFICATION

14.1.
Any and all taxes, fees and other liabilities (as may apply from time to time) in connection with the grant and/or exercise and/or release of the Options and the sale and/or release of Shares issued upon the exercise of the Options and/or from any other event or act (whether of the Optionee or of the Company or a Related Entity or of its Trustee), will be borne solely by the Optionee, and Optionee will be solely liable for all such taxes, fees and other liabilities.

14.2.	The Company and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source.

14.3.
Furthermore, the Optionee agrees to indemnify the Company and/or Related Entity that employs the Optionee and/or the Trustee and/or the Company’s shareholders and/or Directors and/or officers, if applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee. Except as otherwise permitted by law, the Company shall not be obligated to honor the exercise of any Option by or on behalf of an Optionee until all tax consequences (if any) arising from the exercise of such Options are resolved in a manner reasonably acceptable to the Company.

14.4.	The Company and/or the Administrator and/or the Trustee shall not be required to release any Share certificate or transfer any Shares to the Optionee until all required payments have been fully made.

14.5.
After the Release Period the Trustee may release the Options or Shares to the Optionee only after receipt of an acknowledgment from the Income Tax authority that the Optionee have paid any applicable tax due pursuant to Section 102.

14.6.
In the event that bonus shares are declared on Shares, such bonus shares shall be subject to the provisions of this Agreement and the holding period for such dividend shares shall be determined from the beginning of the holding period for Shares from which the dividend was declared.

14.7.
With respect to all Shares (as opposed to Options which were not exercised into Shares) issued upon the exercise of Options purchased by the Optionee and held by the Trustee, the Optionee shall be entitled to receive dividends in accordance with the number of such Shares, and subject to any applicable taxation on distribution of dividends. During the period in which Shares issued to the Trustee, on behalf of the Optionee, are held by the Trustee, the cash dividends (less any withholding tax) paid with respect thereto shall be paid directly to the Optionee

14.8.	Optionee hereby confirms that he or she is aware of the provisions of Section 102 (the updated Section 102 is attached hereto as Exhibit E) and the applicable Tax Method.

14.9.	Optionee shall not cause a Realization Event to occur before the Release Term.

14.10.	Optionee agrees to the terms in the Trust Agreement (attached hereto as Exhibit F).

14.11.
The Company hereby advises the Optionee to seek professional advice regarding the tax consequences that may occur in connection with the allocation of the Options, under this Option Agreement, prior to signing this Option Agreement.

15.	PROVISIONS OF THE OPTION PLAN

15.1.
The Options provided for herein are allocated pursuant to the Option Plan, and said Options and this Option Agreement are in all respects governed by the Option Plan and subject to all of the terms and provisions therein, whether stated in the Agreement or not. The Optionee acknowledges it is familiar with the terms and provisions thereof (and especially sections 9 & 10), it accepts all such terms and provisions, it had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee further agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement and by signing this Agreement agrees to sign any document it shall be reasonably required to sign pursuant to the provisions of the Plan.

15.2.
Any interpretation of this Agreement will be made in accordance with the Option Plan but in the event there is any contradiction between the provisions of this Agreement and the Option Plan, the provisions of the Option Plan shall prevail.

IN WITNESS WHEREOF, the Company and the Optionee executed this Option Agreement in duplicate.

The Company	Mr. Yoel Gat

Exhibit A - Option Plan.
Exhibit B - Terms of the Options.
Exhibit C - Exercise Notice.
Exhibit D - Irrevocable Proxy.
Exhibit E - Section 102.
Exhibit F - Trust Agreement.